Exhibit 32.02

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350

        The undersigned hereby certifies that to his knowledge the annual report of Sonic Corp. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2004

/s/ Stephen C. Vaughan
Stephen C. Vaughan, Chief Financial Officer